Column A Securities Lending Authorization Agreement

SECOND AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

THOSE REGISTERED INVESTMENT COMPANIES LISTED ON SCHEDULE B, ON

BEHALF OF EACH SERIES OF SUCH REGISTERED INVESTMENT COMPANIES,

LISTED ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This Second Amendment (this “Amendment”) dated as of July 15, 2014 is between those REGISTERED INVESTMENT COMPANIES listed on Schedule B, each a registered management investment company organized as a Maryland corporation or other form of organization (each a “Company”) on behalf of each series of each such Company, as listed respectively on Schedule B (each such series a “Fund” and collectively, the “Funds”), severally and not jointly, and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Reference is made to a Securities Lending Authorization Agreement dated December 1, 2008 by and between the Funds and State Street, as amended by a First Amendment dated as of June 9, 2011, as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street desire to amend the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1.           Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2.           Amendments.

 (a)    Schedule A (Schedule of Fees) to the Agreement is hereby amended by deleting paragraphs l and 2 of Schedule A and replacing it with the following:

“1. Gross Lending Revenue shall be allocated as follows:

(a)	On the first $13 million of Gross Lending Revenue in a Contract Year:
•	85% to the Fund, and 15% to State Street.
(b)	On Gross Lending Revenue between $13 million and $15 million in a Contract Year:
•	87.5% to the Fund, and 12.5% to State Street.
(c)	On Gross Lending Revenue above $15 million in a Contract Year:
•	90% to the Fund, and 10% to State Street.

2. “Gross Lending Revenue” shall mean (x) the sum of (i) all proceeds collected by State Street on investment of cash Collateral and (ii) all fee income and loan premiums collected by State Street, less (y) any such other amounts payable to State Street (i.e. other than amounts contemplated by paragraph 1

Column A Securities Lending Authorization Agreement

above) or to Borrowers under the terms of this Agreement or the Securities Loan Agreements.

The Contract Year for purposes of the calculations above shall begin on January 1 and end on December 31.

With respect to calculations required by paragraph 1 for the initial Contract Year, Gross Lending Revenue shall be calculated based on revenue from and after January 1, 2014 but, for the avoidance of doubt, this amendment shall have no retroactive effect (i.e. the fee split in effect up to and through the effective date of this Amendment #2 shall be 80% to the Fund, and 20% to State Street).”

 (b)    The Agreement is hereby amended by deleting Schedule B to the Agreement, and replacing it with the attached Schedule B.

3.            Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Amendment constitutes a legal, valid, and binding obligation enforceable against it.

4.           Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect.

5.           Governing Law. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

6.           Effective Date. This Amendment shall be effective as of the date first written above.

              IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

EACH REGISTERED INVESTMENT COMPANY, listed on Schedule B on behalf of itself and its respective series as listed on Schedule B, severally and not jointly

Name: Nori Gabert

By: /s/ Nori Gabert

Its: Vice President and Secretary

STATE STREET BANK AND TRUST COMPANY

Name: Gino L. Timperio

By: /s/ Gino L. Timperio

Its: Senior Managing Director

Column A Securities Lending Authorization Agreement

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement,

dated the 1st day of December, 2008 between THOSE REGISTERED INVESTMENT

COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (the “Funds”) and

STATE STREET BANK AND TRUST COMPANY (“State Street”), as amended.

VALIC COMPANY I
Fund Name	Taxpayer ID Number	Tax Year-End
Asset Allocation Fund	[ ]	May 31
Blue Chip Growth Fund	[ ]	May 31
Broad Cap Value Income Fund	[ ]	May 31
Capital Conservation Fund	[ ]	May 31
Core Equity Fund	[ ]	May 31
Dividend Value Fund	[ ]	May 31
Emerging Economies Fund	[ ]	May 31
Foreign Value Fund	[ ]	May 31
Global Real Estate Fund	[ ]	May 31
Global Social Awareness Fund	[ ]	May 31
Global Strategy Fund	[ ]	May 31
Government Securities Fund	[ ]	May 31
Growth & Income Fund	[ ]	May 31
Growth Fund	[ ]	May 31
Health Sciences Fund	[ ]	May 31
Inflation Protection Fund	[ ]	May 31
International Equities Fund	[ ]	May 31
International Government Bond Fund	[ ]	May 31
International Growth Fund	[ ]	May 31
Large Cap Core Fund	[ ]	May 31
Large Capital Growth Fund	[ ]	May 31

Column A Securities Lending Authorization Agreement

Mid Cap Index Fund	[ ]	May 31
Mid Cap Strategic Growth Fund	[ ]	May 31
Nasdaq-100™ Index Fund	[ ]	May 31
Science & Technology Fund	[ ]	May 31
Small Cap Aggressive Growth Fund	[ ]	May 31
Small Cap Fund	[ ]	May 31
Small Cap Index Fund	[ ]	May 31
Small Cap Special Values Fund	[ ]	May 31
Small-Mid Growth Fund	[ ]	May 31
Stock Index Fund	[ ]	May 31
Value Fund	[ ]	May 31

VALIC COMPANY II
Capital Appreciation Fund	[ ]	Aug 31
Core Bond Fund	[ ]	Aug 31
High Yield Bond Fund	[ ]	Aug 31
International Opportunities Fund	[ ]	Aug 31
Large Cap Value Fund	[ ]	Aug 31
Mid Cap Growth Fund	[ ]	Aug 31
Mid Cap Value Fund	[ ]	Aug 31
Small Cap Growth Fund	[ ]	Aug 31
Small Cap Value Fund	[ ]	Aug 31
Socially Responsible Fund	[ ]	Aug 31
Strategic Bond Fund	[ ]	Aug 31